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                                                                      EXHIBIT 16







September 20, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:


                                 Carson, Inc.
                                 ------------


We have read paragraph three under the heading "Experts" in Carson, Inc.'s Prospectus constituting part of the Registration Statement on Form S-1, as amended, and are in agreement with the statements contained therein.

Sincerely,

PRICE WATERHOUSE LLP